Exhibit 32


                                 CERTIFICATION

     By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Union Community Bancorp.

Signed this  29th day of March, 2005.



/s/ J. Lee Walden                       /s/ Alan L. Grimble
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J. Lee Walden                           Alan L. Grimble
Chief Financial Officer                 Chief Executive Officer